Exhibit 10.2

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into as of October 1, 2008 (the “Second Amendment”), by and among United Commercial Bank (“Agent”), the financial institutions named on the signature pages hereto (each, a “Lender” and collectively, the “Lenders”), and Aviza Technology, Inc., a Delaware corporation, and Aviza, Inc., a Delaware corporation (each referred to individually as a “Borrower” and collectively, as the “Borrowers”).

RECITALS

Borrowers and Agent are parties to that certain Loan and Security Agreement dated as of April 13, 2007, as amended from time to time, including that certain First Amendment to Loan and Security Agreement dated as of September 30, 2008 (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Second Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                     The following defined term in Section 1.1 of the Agreement is hereby amended to read as follows:

“Revolving Facility Advance Maturity Date” means October 13, 2009; provided however, that in the event Borrowers’ net income, excluding stock-based compensation, amortization expense, depreciation expense, net interest expense and other noncash expenses, for the quarter ending December 31, 2008 is less than $500,000, then the Revolving Facility Advance Maturity Date shall mean April 13, 2009.

2.                                     Unless otherwise defined, all initially capitalized terms in this Second Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  The execution, delivery, and performance of this Second Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all applications, instruments, documents and agreements entered into in connection with the Agreement.

3.                                     Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Second Amendment, and that no Event of Default has occurred and is continuing.

4.                                     This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5.                                     As a condition to the effectiveness of this Second Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a)                                  this Second Amendment, duly executed by Borrower;

(b)                                  a commitment fee of $58,000, plus all Agent Expenses incurred through the date of this Second Amendment; and

(c)                                  such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the first date above written.

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor

Title:	Executive VP and CFO

AVIZA, INC.

By:	/s/ Patrick C. O’Connor

Title:	Executive VP and CFO

UNITED COMMERCIAL BANK

By:	/s/ Yu Fu Lin

Title:	FVP & Relationship Manager

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the first date above written.

EAST WEST BANK

By:	/s/ Kevin Chan

Title:	FVP

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the first date above written.

CHINATRUST BANK (USA)

By:	/s/ Jane Ho

Title:	SVP & Regional Manager